Exhibit 1.1

20,000,000 Units

GIGCAPITAL3, INC.

UNDERWRITING AGREEMENT

New York, New York

[●], 2020

Nomura Securities International, Inc.

Worldwide Plaza

309 West 49th Street

New York, New York 10019-7316

Oppenheimer & Co. Inc.

85 Broad Street

New York, New York 10004

As Representatives of the Underwriters

named on Schedule A hereto

Ladies and Gentlemen:

GigCapital3, Inc., a Delaware corporation (the “Company”), hereby confirms its agreement with Nomura Securities International, Inc. (“Nomura”) and Oppenheimer & Co. Inc. (together with Nomura, the “Representatives”), as representatives of the several underwriters named on Schedule A hereto (the “Underwriters” or, each underwriter individually, an “Underwriter”), as follows:

1. Purchase and Sale of Securities.

1.1. Units.

1.1.1. Purchase of Units. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the several Underwriters, severally and not jointly, an aggregate of 20,000,000 units of the Company (the “Firm Units”) at a purchase price (net of discounts and commissions) of $9.80 per Firm Unit. Each Firm Unit consists of one share of common stock of the Company, par value $0.0001 per share (the “Common Stock”), and three-fourths of one redeemable warrant (“Warrant”), with each Warrant entitling the holder to purchase one share of Common Stock for $11.50 per share, subject to adjustment as provided for in the Warrant Agreement (as defined in Section 2.27 below). The Common Stock and Warrants included in the Firm Units will not be separately tradable until 52 days after the date hereof unless the Representatives inform the Company of their mutual decision to allow earlier separate trading, subject to the Company filing a Current Report on Form 8-K with the Securities and Exchange Commission (the “Commission”) containing an audited balance sheet reflecting the Company’s receipt of the gross proceeds of the Offering (defined below) and the sale of the Private Units (defined in

Section 1.4.2) and issuing a press release announcing when such separate trading will begin. The Underwriters, severally and not jointly, agree to purchase from the Company the number of Firm Units set forth opposite their respective names on Schedule A. The Underwriters shall offer the Firm Units to the public (the “Offering”) at the offering price of $10.00 per Firm Unit.

1.1.2. Payment and Delivery. Delivery and payment for the Firm Units shall be made at 10:00 A.M., New York time, on the second (2nd) Business Day (as defined below) following the commencement of trading of the Firm Units at the offices of Nomura, or at such earlier time and/or such other place as agreed upon by the Representatives and the Company. The closing of the Offering is referred to herein as the “Closing” and the hour and date of delivery and payment for the Firm Units is referred to herein as the “Closing Date.” Payment for the Firm Units shall be made on the Closing Date through the facilities of The Depository Trust Company (“DTC”) by wire transfer in Federal (same day) funds. On the Closing Date, an aggregate of $200,000,000 of the net proceeds from the sale of the Firm Units and Private Units shall be deposited into the trust account (the “Trust Account”) established by the Company for the benefit of the Public Stockholders (as defined below), as described in the Registration Statement (as defined in Section 2.1.1 below) and pursuant to the terms of an Investment Management Trust Agreement (the “Trust Agreement”) between the Company and Continental Stock Transfer & Trust Company (“CST&T”), substantially in the form annexed as an exhibit to the Registration Statement. The remaining proceeds (less actual expenses and fees payable pursuant to this Agreement) shall be paid to the order of the Company on the Closing Date upon delivery of certificates representing the Firm Units (in form and substance reasonably satisfactory to the Representatives) or through the facilities of DTC for the account of the Underwriters. The Firm Units shall be registered in such name or names and in such authorized denominations as the Representatives may request in writing at least two (2) Business Days prior to the Closing Date. The Company will permit the Representatives to examine and package the Firm Units for delivery at least one (1) full Business Day prior to the Closing Date. The Company shall not be obligated to sell or deliver the Firm Units except upon tender of payment by the Representatives for all the Firm Units. As used herein, the term “Business Day” means any day other than a Saturday, Sunday, or any day on which national banks in New York, New York are not open for business, and the term “Public Stockholders” means the holders of Common Stock sold in the Offering or acquired in the aftermarket, including any of the Respondents (as defined in Section 2.14 below) to the extent they acquire such Common Stock in the Offering or in the aftermarket (and solely with respect to such shares).

1.1.3. Firm Unit Deferred Fee. In addition to the discount from the public offering price represented by the purchase price set forth in the first sentence of Section 1.1.1 above and subject to Section 1.3 below, the Company hereby agrees to pay to the Underwriters a deferred fee of $0.35 per Firm Unit purchased hereunder (the “Firm Unit Deferred Fee”), which Firm Unit Deferred Fee will be deposited and held in the Trust Account and payable directly from the Trust Account, without accrued interest, to the Representatives, on behalf of the Underwriters, upon consummation of the Business Combination (as defined below) in consideration for the Underwriters using their commercially reasonable efforts to provide the Company with the following services (the “Business Combination Marketing Services”): (i) originating and introducing potential Target Businesses (as defined below) to the Company; (ii) arranging institutional investor meetings on behalf of the Company in connection with obtaining financing for the Business Combination; (iii) assisting the Company in meeting its securities exchange listing requirements following the Closing and (iv) providing capital markets advice and liquidity to the Company following the Closing. The Underwriters hereby agree that if no Business Combination is consummated within the time period provided in the Trust Agreement and the funds held under the Trust Agreement are distributed to the Public Stockholders, (i) the Underwriters will forfeit any rights or claims to the Firm Unit Deferred Fee and (ii) CST&T, as trustee under the Trust Agreement, is authorized to distribute the Firm Unit Deferred Fee to the Public Stockholders on a pro rata basis.

1.2. Over-Allotment Option.

1.2.1. Grant of Option. The Representatives shall have the option (the “Over-Allotment Option”) to purchase, on behalf of the several Underwriters, all or less than all of an additional 3,000,000 units of the Company (the “Option Units”) solely for the purposes of covering any over-allotments in connection with the distribution and sale of the Firm Units. Such Option Units shall, at the Representatives’ election, be purchased for each account of the several Underwriters in the same proportion as the number of Firm Units set forth opposite such Underwriter’s name on Schedule A hereto (subject to adjustment by the Representatives to eliminate fractions). Such Option Units shall be identical in all respects to the Firm Units. The Firm Units and the Option Units are hereinafter collectively referred to as the “Public Securities.” No Option Units shall be sold or delivered unless the Firm Units previously have been, or simultaneously are, sold and delivered. The right to purchase the Option Units, or any portion thereof, may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representatives to the Company. The purchase price to be paid for each Option Unit (net of discounts and commissions) will be $9.80 per Option Unit.

1.2.2. Exercise of Option. The Over-Allotment Option may be exercised by the Representatives, on behalf of the several Underwriters, as to all or any part of the Option Units at any time and from time to time within forty-five (45) days after the Effective Date (as defined in Section 2.1.1 below). The Representatives will not be under any obligation to purchase any Option Units prior to the exercise of the Over-Allotment Option. The Over-Allotment Option may be exercised by oral notice from the Representatives to the Company, which must be confirmed in accordance with the notice provisions of Section 11.1 herein, setting forth the number of Option Units to be purchased and the date and time for delivery of and payment for the Option Units, if other than the Closing Date, which date shall not be earlier than the Closing Date or later than ten (10) full Business Days after the date of the notice (the “Option Closing Date”), at the offices of Nomura, or at such other time and place as shall be agreed upon by the Company and the Representatives. Upon exercise of the Over-Allotment Option, the Company will become obligated to convey to the several Underwriters, and, subject to the terms and conditions set forth herein, the several Underwriters will become obligated to purchase, the number of Option Units specified in such notice in the same proportion as the number of Firm Units set forth opposite such Underwriters name on Schedule A hereto.

1.2.3. Payment and Delivery. Payment for the Option Units shall be made on the Option Closing Date at the Representatives’ election by wire transfer in Federal (same day) funds or by certified or bank cashier’s check(s) in New York Clearing House funds, payable as follows: $9.80 per Option Unit shall be deposited in the Trust Fund pursuant to the Trust Agreement upon delivery of certificates representing the Option Units (in form and substance satisfactory to the Representatives), or through the facilities of DTC for the account of the Underwriters. The Option Units shall be registered in such names and in such authorized denominations as the Representatives may request in writing at least two (2) Business Days prior to the Closing Date or the Option Closing Date, as the case may be. The Company will permit the Representatives to examine and package the Option Units for delivery at least one (1) full Business Day prior to the Closing Date or the Option Closing Date, as the case may be.

1.2.4. Option Unit Deferred Fee. Subject to Section 1.3 below, the Company hereby agrees to pay to the Underwriters a deferred discount of $0.35 per unit of the Option Units purchased hereunder (the “Option Unit Deferred Fee” and, together with the Firm Unit Deferred Fee, the “Deferred Fee”), which Option Unit Deferred Fee will be deposited and held in the Trust Account and payable directly from the Trust Account, without accrued interest, to the Representatives, on behalf of the Underwriters, upon consummation of the Business Combination in consideration for the Underwriters using their commercially reasonable efforts to provide the Company with the Business Combination Marketing Services. The Underwriters hereby agree that if no Business Combination is consummated within the time period provide in the Trust Agreement and the funds held under the Trust Agreement are distributed to the Public Stockholders (i) the Underwriters will forfeit any rights or claims to the Option Unit Deferred Fee and (ii) CST&T, as trustee under the Trust Agreement, is authorized to distribute the Option Unit Deferred Fee to the Public Stockholders on a pro rata basis.

1.3. Payment of Deferred Fee. Notwithstanding anything to the contrary contained herein, if the Company has used its best efforts (together with the Underwriters’ commercially reasonable efforts) to obtain financing in private placements or privately negotiated transactions (“Alternative Financings”) and notwithstanding such best efforts, (I) the sum (the “Available Funds”) of (A) cash of the Company, including the aggregate gross proceeds to the Company from any Alternative Financings and (B) the amount available to the Company from the Trust Account (after giving effect to redemptions or repurchases, as applicable, of all of the shares of the Common Stock included in the Public Securities that are required to be redeemed or repurchased in connection with the Business Combination) is less than (II) the sum (the “Required Funds”) of (A) the aggregate amount of funds necessary to pay the purchase price for the Business Combination and to refinance existing debt of the Target Business, if any, on the closing date of the Business Combination and (B) the Deferred Fee, then the Company and the Underwriters will cooperate in good faith to come to a mutually-satisfactory solution with respect to the payment of the Deferred Fee so as to ensure that the Company’s obligation to pay the Deferred Fee shall not impede the closing of the Business Combination. In addition, the Underwriters shall have a right of first refusal to serve as a placement agent on terms to be negotiated with the Company and consistent with the most favorable terms in the market for similar offerings for any private placement of the Company’s securities (a “Placement”) in support of a Business Combination that is consummated by the Company no later than three years from the date of this Agreement. Any engagement of the Underwriters for a Placement will be subject to, among other things (i) completion of all documentation for the Placement (including, without limitation, a placement agency agreement between the Company and each Underwriter in a customary form, which provides, without limitation, for a placement agent fee to be agreed upon between the Company and the Underwriters, and for the Underwriters to receive an opinion of the Company’s outside counsel addressed to the Underwriters to the effect that the Placement was exempt from registration under the Securities Act) satisfactory to each Underwriter in its sole and independent discretion, (ii) completion of a customary due diligence review satisfactory to each Underwriter in its sole and independent discretion, (iii) in the independent determination of each Underwriter in its sole discretion, the absence of any adverse change in the financial markets or in the financial condition, business, operations or prospects of the Company, (iv) formal approval by such Underwriters’ respective appropriate internal committee(s) and (v) any other conditions that a Underwriter, in its sole judgment, may deem appropriate for a Placement of such nature.

1.4. Private Placements.

1.4.1. In February 2020, the Company issued to GigAcquisitions3, LLC (the “Sponsor”) an aggregate of 5,735,000 shares of Common Stock (the “Company Founder Shares”), for the aggregate consideration of $25,000, in private placements intended to be exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”). Prior to the Closing, the Company will issue 5,000 shares of Common Stock (the “Insider Shares” and, together with the Company Founder Shares, the “Founder Shares”), solely in consideration of future services, to each of Brad Weightman, Andrea Betti-Berutto and Peter Wang (each, an “Insider” and together, the “Insiders”). No underwriting discounts, commissions, or placement fees have been or will be payable in connection with the sale of the Founder Shares. The Founder Shares shall be subject to restrictions on transfer as set forth in the Insider Letters. The holders of the Founder Shares shall have no right to any liquidation distributions with respect to any portion of the Founder Shares in the event the Company fails to consummate any proposed initial merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization, or other similar business combination (“Business Combination”) within the required time period. The holders of the Founder Shares shall not have conversion rights with respect to the Founder Shares nor shall the holders be entitled to sell such Founder Shares to the Company in any tender offer in connection with a proposed Business Combination. If the Over-Allotment Option is not exercised by the Representatives, on behalf of the several Underwriters, in full or in part, the Sponsor shall forfeit such number of Founder Shares, up to a maximum of 750,000 Founder Shares, as is necessary to maintain the Sponsor’s and the Insiders’ aggregate 20% beneficial ownership in the Common Stock after giving effect to the Offering and the exercise, if any, of the Underwriters’ Over-Allotment Option but excluding the issuance of the Private Units and the purchase by the Sponsor of any units in the Offering.

1.4.2. Simultaneously with the Closing Date, (x) the Sponsor (and/or its designees) will purchase from the Company pursuant to a Sponsor Unit Purchase Agreement (as defined in Section 2.24.2 below) an aggregate of 650,000 units of the Company, plus an additional 39,000 units if the Over-Allotment Option is exercised in full (collectively, the “Private Sponsor Units”), and (y) the Underwriters (and/or their designees) will purchase from the Company pursuant to an Underwriter Unit Purchase Agreement (as defined in Section 2.24.8 below) an aggregate of 100,000 units of the Company, plus an additional 15,000 units if the Over-Allotment Option is exercised in full (collectively, the “Private Underwriter Units” and, together with the Private Sponsor Units, the “Private Units”), all at a purchase price of $10.00 per Private Unit in a private placement (the “Private Placement”) intended to be exempt from registration under the Act. The terms of the Private Units are as described in the Prospectus (as defined in Section 2.1.1 below). No underwriting discounts, commissions, or placement fees have been or will be payable in connection with the Private Placement. The purchase price for the Private Sponsor Units has been delivered to CST&T or counsel for the Company or the Representatives to hold in a separate escrow account at least 24 hours prior to the date hereof so that such funds are readily available to be delivered to the Trust Account on the Closing Date or the Option Closing Date, as the case may be. The purchase price for the Private Underwriter Units will be delivered in accordance with the terms of the Underwriter Unit Purchase Agreement. The registered holder of the Private Underwriter Units (or any securities underlying the same) will not sell, transfer, assign, pledge or hypothecate any of the Private Underwriter Units (or any such underlying securities) for a period of 180 days pursuant to FINRA Conduct Rule 5110(g)(1) following the effective date of the Registration Statement to anyone other than (i) the Representatives or an Underwriter or selected dealer in connection with the Offering, or (ii) a bona fide officer or partner of either of the Representatives or of any such Underwriter or selected dealer. Additionally, pursuant to FINRA Conduct Rule 5110(g), the Private Underwriter Units (and the securities underlying the same) will not be the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of the securities by any person for a period of 180 days immediately following the effective date of the Registration Statement.

1.5. Working Capital; Trust Account Proceeds.

1.5.1. Working Capital. Upon consummation of the Offering, approximately $2,500,000 of the net proceeds from the sale of the Firm Units and Private Units, or, if the Over-Allotment Option is exercised in full, $2,440,000 of the net proceeds from the sale of the Option Units and Private Units, shall be released to the Company to fund the working capital requirements of the Company.

1.5.2. Trust Account Proceeds. Interest income on the funds held in the Trust Account may be released to the Company from the Trust Account in accordance with the terms of the Trust Agreement to pay any taxes incurred by the Company, all as more fully described in the Prospectus.

2. Representations and Warranties of the Company. The Company represents and warrants to the Underwriters as follows:

2.1. Filing of Registration Statement.

2.1.1. Pursuant to the Act. The Company has filed with the Commission a registration statement and any amendments thereto, on Form S-1 (File No. 333-236626), including any related preliminary prospectus (the “Preliminary Prospectus”, including any prospectus that is included in the registration statement immediately prior to the effectiveness of the registration statement), for the registration of the Public Securities under the Act, which registration statement and amendment or amendments have been prepared by the Company in conformity with the requirements of the Act, and the rules and regulations (the “Regulations”) of the Commission under the Act. Except as the context may otherwise require, such registration statement, as amended, on file with the Commission at the time the registration statement became effective (“Effective Date”), including the prospectus, financial statements, schedules, exhibits, and all other documents filed as a part thereof or incorporated therein and all information deemed to be a part thereof as of such time pursuant to Rule 430A of the Regulations, together with the registration statement filed by the Company pursuant to Rule 462(b) under the Act registering additional Public Securities (the “Rule 462(b) Registration Statement”), is hereinafter called the “Registration Statement,” and the form of the final prospectus dated the Effective Date included in the Registration Statement (or, if applicable, the form of final prospectus containing information permitted to be omitted at the time of effectiveness by Rule 430A of the Regulations filed with the Commission pursuant to Rule 424 of the Regulations), is hereinafter called the “Prospectus.” For purposes of this Agreement, “Time of Sale,” as used in the Act, means [ • ] p.m., New York time, on the date of this Agreement. Prior to the Time of Sale, the Company prepared a preliminary prospectus, dated [ • ], 2020, for distribution by the Underwriters (the “Statutory Prospectus”). Other than the Registration Statement, together with any correspondence letters between the Company and/or counsel for the Company and the Commission, no other document with respect to the Registration Statement has been filed under the Act with the Commission. All of the Public Securities have been or will be registered under the Act pursuant to the Registration Statement. The Registration Statement has been declared effective by the Commission on the date hereof. If, subsequent to the date of this Agreement, the Company or the Representatives determine that at the Time of Sale the Statutory Prospectus included an untrue statement of a material fact or omitted a statement of material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and agrees to provide an opportunity to purchasers of the Firm Units to terminate their old purchase contracts and enter into new purchase contracts, then the Statutory Prospectus will be deemed to include any additional information available to purchasers at the time of entry into the first such new purchase contract.

2.1.2. Pursuant to the Exchange Act. The Company has filed with the Commission a Registration Statement on Form 8-A, as amended (File Number 333-236626), providing for the registration under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of the Units, Common Stock and Warrants. The registration of the Units, Common Stock and Warrants under the Exchange Act has been declared effective by the Commission on the date hereof.

2.2. No Stop Orders, etc. Neither the Commission nor, to the Company’s knowledge, any foreign or state regulatory authority has issued any order or threatened to issue any order preventing or suspending the use of any Statutory Prospectus or Prospectus or has instituted or, to the best of the Company’s knowledge, threatened to institute any proceedings with respect to such an order.

2.3. Disclosures in Registration Statement.

2.3.1. 10b-5 Representation. At the time of effectiveness of the Registration Statement (or at the effective time of any post-effective amendment to the Registration Statement) and at all times subsequent thereto up to the Closing Date, the Registration Statement, the Statutory Prospectus, and the Prospectus contained or will contain all material statements that are required to be stated therein in accordance with the Act and the Regulations, and did or will, in all material respects, conform to the requirements of the Act and the Regulations. On the Effective Date and at the Time of Sale, the Registration Statement did not, and on the Closing Date it will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and at the Time of Sale, the Statutory Prospectus does not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the representation and warranty made in this Section 2.3.1 does not apply to statements made or statements omitted in reliance upon and in conformity with, written information furnished to the Company with respect to the Underwriters by the Representatives expressly for use in the Registration Statement, the Statutory Prospectus, or Prospectus, or any amendment thereof or supplement thereto, which information, it is agreed, shall consist solely of the following (the “Underwriter Information”): the names of the Underwriters and the subsections titled “Underwriting Discount,” “Price Stabilization, Short Positions” and “Determination of Offering Price” included in the section captioned “Underwriting”.

2.3.2. Disclosure of Agreements. The agreements and documents described in the Registration Statement, the Statutory Prospectus, and the Prospectus conform to the descriptions thereof contained therein and there are no agreements or other documents required to be described in the Registration Statement, the Statutory Prospectus, or the Prospectus, or to be filed with the Commission as exhibits to the Registration Statement, that have not been so described or filed. Each agreement or other instrument (however characterized or described) to which the Company is a party, or by which its property or business is or may be bound or affected, and that is referred to in the Registration Statement or attached as an exhibit thereto or that is material to the Company’s business, has been duly and validly executed by the Company, is in full force and effect in all material respects, and is enforceable against the Company and, to the Company’s knowledge, the other parties thereto, in all material respects in accordance with its terms, except (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (b) as enforceability of any indemnification or contribution provision may be limited under the foreign, federal, and state securities laws, and (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, and none of such agreements or instruments has been assigned by the Company, and neither the Company nor, to the Company’s knowledge, any other party is in breach or default thereunder and, to the Company’s knowledge, no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a breach or default thereunder. To the Company’s knowledge, performance by the Company of the material provisions of such agreements or instruments will not result in a violation of any existing applicable law, rule, regulation, judgment, order, or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its assets or businesses, including, without limitation, those relating to environmental laws and regulations.

2.3.3. Prior Securities Transactions. No securities of the Company have been sold by the Company or by or on behalf of, or for the benefit of, any person or persons controlling, controlled by, or under common control with the Company since the date of the Company’s formation, except as disclosed in the Registration Statement, the Statutory Prospectus, and the Prospectus.

2.3.4. Regulations. The disclosures in the Registration Statement, the Statutory Prospectus, and the Prospectus concerning the effects of foreign, federal, state and local regulation on the Company’s business as currently contemplated are correct in all material respects and do not omit to state a material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading.

2.4. Changes after Dates in Registration Statement.

2.4.1. No Material Adverse Change. Since the respective dates as of which information is given in the Registration Statement, the Statutory Prospectus, and the Prospectus, except as otherwise specifically stated therein: (i) there has been no material adverse change in the condition, financial or otherwise, or business prospects of the Company; (ii) there have been no material transactions entered into by the Company, other than as contemplated pursuant to this Agreement; (iii) no member of the Company’s board of directors or management has resigned from any position with the Company; and (iv) no event or occurrence has taken place which materially impairs, or would likely materially impair, with the passage of time, the ability of the members of the Company’s board of directors or management to act in their capacities with the Company as described in the Registration Statement, the Statutory Prospectus, and the Prospectus.

2.4.2. Recent Securities Transactions, etc. Subsequent to the respective dates as of which information is given in the Registration Statement, the Statutory Prospectus, and the Prospectus, and except as may otherwise be indicated or contemplated herein or therein, the Company has not: (i) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money; or (ii) declared or paid any dividend or made any other distribution on or in respect to its capital stock.

2.5. Independent Accountants. BPM LLP (“BPM”), whose report is filed with the Commission as part of the Registration Statement and included in the Registration Statement, the Statutory Prospectus, and the Prospectus, are independent registered public accountants as required by the Act, the Regulations, and the Public Company Accounting Oversight Board (the “PCAOB”), including the rules and regulations promulgated by such entity. To the Company’s knowledge, BPM is duly registered and in good standing with the PCAOB. BPM has not, during the periods covered by the financial statements included in the Registration Statement, the Statutory Prospectus, and the Prospectus, provided to the Company any non-audit services, as such term is used in Section 10A(g) of the Exchange Act.

2.6. Financial Statements; Statistical Data.

2.6.1. Financial Statements. The financial statements, including the notes thereto and supporting schedules included in the Registration Statement, the Statutory Prospectus, and the Prospectus, fairly present in all material respects the financial position and the results of operations of the Company at the dates and for the periods to which they apply; and such financial statements have been prepared in conformity with United States generally accepted accounting principles (“GAAP”), consistently applied throughout the periods involved; and the supporting schedules included in the Registration Statement present fairly in all material respects the information required to be stated therein in conformity with the Regulations. No other financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the Statutory Prospectus, or the Prospectus. The Registration Statement, the Statutory Prospectus, and the Prospectus disclose all material off-balance sheet transactions, arrangements, obligations (including contingent obligations), and other relationships of the Company with unconsolidated entities or other persons that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, prospects, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses. There are no pro forma or as adjusted financial statements which are required to be included in the Registration Statement, the Statutory Prospectus, or the Prospectus in accordance with Regulation S-X of the Regulations which have not been included as so required.

2.6.2. Statistical Data. The statistical, industry-related and market-related data included in the Registration Statement, the Statutory Prospectus, and/or the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate, and such data agree with the sources from which they are derived.

2.7. Authorized Capital; Options, etc. The Company had at the date or dates indicated in each of the Registration Statement, the Statutory Prospectus, and the Prospectus, as the case may be, duly authorized, issued, and outstanding capitalization as set forth in the Registration Statement, the Statutory Prospectus, and the Prospectus. Based on the assumptions stated in the Registration Statement, the Statutory Prospectus, and the Prospectus, the Company will have on the Closing Date the adjusted stock capitalization set forth therein. Except as set forth in, or contemplated by, the Registration Statement, the Statutory Prospectus and the Prospectus, on the Effective Date and on the Closing Date, there will be no options, warrants, or other rights to purchase or otherwise acquire any authorized, but unissued Common Stock or any security convertible into Common Stock, or any contracts or commitments to issue or sell Common Stock or any such options, warrants, rights or convertible securities.

2.8. Valid Issuance of Securities, etc.

2.8.1. Outstanding Securities. All issued and outstanding Founder Shares have been duly authorized and validly issued and are fully paid and non-assessable; the holders thereof have no rights of rescission with respect thereto, and are not subject to personal liability by reason of being such holders; and none of such securities were issued in violation of the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company. The outstanding Founder Shares conform to the descriptions thereof contained in the Registration Statement, the Statutory Prospectus, and the Prospectus. All offers, sales, and any transfers of the outstanding Founder Shares were at all relevant times either registered under the Act and the applicable state securities or Blue Sky laws or exempt from such registration requirements (based in part on the representations and warranties of the purchasers of the Founder Shares).

2.8.2. Public Securities. The Public Securities, and the shares of Common Stock and Warrants included within the Public Securities, have been duly authorized and reserved for issuance and when issued and paid for in accordance with this Agreement, will be validly issued, fully paid and non-assessable; the holders thereof are not and will not be subject to personal liability by reason of being such holders; the Public Securities, and the shares of Common Stock and Warrants included within the Public Securities, are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of the Public Securities, and the shares of Common Stock and Warrants included within the Public Securities, has been duly and validly taken. The Public Securities conform in all material respects to the descriptions thereof contained in the Registration Statement, the Statutory Prospectus, and the Prospectus, as the case may be.

2.8.3. [Reserved.]

2.8.4. Private Units. The Private Units, and the shares of Common Stock and Warrants included within the Private Units, have been duly authorized and reserved for issuance and when issued and paid for in accordance with the Sponsor Unit Purchase Agreement or the Underwriter Unit Purchase Agreement, as applicable, will be validly issued, fully paid and non-assessable; the holders thereof are not and will not be subject to personal liability by reason of being such holders; the Private Units, and the shares of Common Stock or Warrants included within the Private Units, are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of the Private Units, and the shares of Common Stock or Warrants included within the Private Units, has been duly and validly taken. The Private Units conform in all material respects to the descriptions thereof contained in the Registration Statement, the Statutory Prospectus, and the Prospectus, as the case may be.

2.8.5. No Integration. Neither the Company nor any of its affiliates has, prior to the date hereof, made any offer or sale of any securities which are required to be “integrated” pursuant to the Act or the Regulations with the offer and sale of the Public Securities pursuant to the Registration Statement or the Private Units in the Private Placement.

2.9. Registration Rights of Third Parties. Except as set forth in the Registration Statement, the Statutory Prospectus, and the Prospectus, no holders of any securities of the Company or any rights exercisable for or convertible or exchangeable into securities of the Company have the right to require the Company to register any such securities of the Company under the Act or to include any such securities in a registration statement to be filed by the Company.

2.10. Validity and Binding Effect of Agreements. This Agreement, the Insider Letters (as defined in Section 2.24.1 below), the Trust Agreement, the Sponsor Unit Purchase Agreement, the Insider Shares Agreements, the Services Agreement (as defined in Section 2.24.7 below), the Warrant Agreement and the Registration Rights Agreement (as defined in Section 2.24.6 below) and the Underwriter Unit Purchase Agreement (as defined in Section 2.24.8 below) (collectively, the “Transaction Documents”) have been duly and validly authorized by the Company, and, when executed and delivered by the Company and the other parties thereto, will constitute valid and binding agreements of the Company, enforceable against the Company in accordance with their respective terms, except: (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; (ii) as enforceability of any indemnification or contribution provision may be limited under foreign, federal and state securities laws; and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

2.11. No Conflicts, etc. The execution, delivery, and performance by the Company of the Transaction Documents, the consummation by the Company of the transactions therein contemplated, and the compliance by the Company with the terms thereof do not and will not, with or without the giving of notice or the lapse of time or both: (i) result in a breach or violation of, or conflict with any of the terms and provisions of, or constitute a default under, or result in the creation, modification, termination or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of any agreement, obligation, condition, covenant, or instrument to which the Company is a party or bound or to which its property is subject except pursuant to the Trust Agreement; (ii) result in any violation of the provisions of the Certificate of Incorporation or Bylaws of the Company (collectively, the “Charter Documents”); or (iii) violate any existing applicable statute, law, rule, regulation, judgment, order, or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its properties, business or assets.

2.12. No Defaults; Violations. No material default or violation exists in the due performance and observance of any term, covenant or condition of any material license, contract, indenture, mortgage, deed of trust, note, loan, or credit agreement, or any other agreement or instrument evidencing an obligation for borrowed money, or any other material agreement or instrument to which the Company is a party or by which the Company may be bound or to which any of the properties or assets of the Company is subject. The Company is not in violation of any term or provision of its Charter Documents or in violation of any franchise, license, permit, applicable law, rule, regulation, judgment or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its properties or businesses.

2.13. Corporate Power; Licenses; Consents.

2.13.1. Conduct of Business. The Company has all requisite corporate power and authority, and has all necessary authorizations, approvals, orders, licenses, certificates, and permits of and from all governmental regulatory officials and bodies that it needs as of the date hereof to conduct its business for the purposes described in the Registration Statement, the Statutory Prospectus, and the Prospectus. The disclosures in the Registration Statement, the Statutory Prospectus, and the Prospectus concerning the effects of foreign, federal, state, and local regulation on this Offering and the Company’s business purpose as currently contemplated are correct in all material respects and do not omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Since its formation and except as described in the Registration Statement, the Company has conducted no business and has incurred no liabilities other than in connection with its formation and in furtherance of the Offering.

2.13.2. Transactions Contemplated Herein. The Company has all corporate power and authority to enter into this Agreement and to carry out the provisions and conditions hereof, and all consents, authorizations, approvals, and orders required in connection herewith have been obtained. No consent, authorization, or order of, and no filing with, any court, government agency, or other body, foreign or domestic, is required for the valid issuance, sale, and delivery, of the Public Securities and Private Units and the consummation of the transactions and agreements contemplated by the Transaction Documents and as contemplated by the Registration Statement, the Statutory Prospectus, and Prospectus, except with respect to applicable foreign, federal, and state securities laws and the rules and regulations promulgated by the Financial Industry Regulatory Authority, Inc. (“FINRA”).

2.14. D&O Questionnaires. To the Company’s knowledge, all information contained in the questionnaires completed immediately prior to the initial filing of the Registration Statement and provided to the Representatives (the “Questionnaires”) by each of the Company’s officers, directors, 5% beneficial owners, and, other than the Representatives, owners of unregistered securities acquired within the past 180 days (the “Respondents”), as such Questionnaires may have been updated from time to time and confirmed by each of the Respondents, as well as the biographies previously provided to the Representatives, is true and correct and the Company has not become aware of any information which would cause the information disclosed in the Questionnaires to become inaccurate and incorrect.

2.15. Litigation; Governmental Proceedings. There is no action, suit, proceeding, inquiry, arbitration, investigation, litigation, or governmental proceeding pending or, to the Company’s knowledge, threatened against, or involving the Company or, to the Company’s knowledge, any of the Respondents, which has not been disclosed in the Registration Statement, the Statutory Prospectus, and the Prospectus.

2.16. Good Standing. The Company has been duly organized and is validly existing as a corporation and is in good standing under the laws of its jurisdiction of incorporation and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of business requires such qualification, except where the failure to qualify would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business, or properties of the Company, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Registration Statement, the Statutory Prospectus and the Prospectus (exclusive of any supplement thereto) (a “Material Adverse Effect”).

2.17. No Consideration of a Business Combination. Prior to the date hereof, neither the Company nor any Respondent has, and as of the Closing Date, the Company and such Respondents will not have: (a) had any specific Business Combination under consideration; or (b) directly or indirectly, contacted any prospective target business which the Company may seek to acquire (each, a “Target Business”) or had any substantive discussions, formal or otherwise, with respect to effecting any potential Business Combination with the Company.

2.18. Transactions Affecting Disclosure to FINRA.

2.18.1. To the Company’s knowledge, all information contained in the questionnaires (the “FINRA Questionnaires”) completed by each of the Respondents and provided to the Representatives, as such FINRA Questionnaires may have been updated from time to time and confirmed by each of the Respondents, is true and correct and the Company has not become aware of any information which would cause the information disclosed in the FINRA Questionnaires to become inaccurate and incorrect.

2.18.2. Except as described in the Registration Statement, the Statutory Prospectus, and the Prospectus, there are no claims, payments, arrangements, agreements, or understandings relating to the payment of a finder’s, consulting, or origination fee by the Company or any Respondent with respect to the sale of the Public Securities hereunder or any other arrangements, agreements, or understandings of the Company or, to the Company’s knowledge, any Respondent that may affect the Underwriters’ compensation, as determined by FINRA.

2.18.3. Except as described herein or in the Registration Statement, the Statutory Prospectus, and the Prospectus, the Company has not made any direct or indirect payments (in cash, securities, or otherwise) to: (i) any person, as a finder’s fee, consulting fee, or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (ii) to any FINRA member; or (iii) to any person or entity that has any direct or indirect affiliation or association with any FINRA member, within the 180-day period prior to the initial filing date of the Registration Statement with the Commission.

2.18.4. To the Company’s knowledge, except as set forth in the FINRA Questionnaires, no Respondent is a member of FINRA or a person associated or affiliated with a member of FINRA.

2.18.5. To the Company’s knowledge, except as set forth in the FINRA Questionnaires, no Respondent is an owner of stock or other securities of any member of FINRA (other than securities purchased in the open market).

2.18.6. To the Company’s knowledge, except as set forth in the FINRA Questionnaires, no Respondent has made a subordinated loan to any member of FINRA.

2.18.7. No proceeds from the sale of the Public Securities or Private Units (excluding underwriting compensation) will be paid to any FINRA member, or any persons associated or affiliated with a member of FINRA, except as specifically authorized herein.

2.18.8. Other than certain of the Private Units, the Company has not issued any warrants or other securities, or granted any options, directly or indirectly to anyone who is a potential underwriter in the Offering or a related person (as defined by FINRA rules) of such an underwriter within the 180-day period prior to the initial filing date of the Registration Statement with the Commission, except as disclosed in the Registration Statement, the Statutory Prospectus, and the Prospectus.

2.18.9. To the Company’s knowledge, except as set forth in the FINRA Questionnaires, no person to whom securities of the Company have been privately issued within the 180-day period prior to the initial filing date of the Registration Statement with the Commission has any relationship or affiliation or association with any member of FINRA.

2.18.10. To the Company’s knowledge, no FINRA member intending to participate in the Offering has a conflict of interest (as defined by FINRA rules) with the Company.

2.18.11. Except with respect to the Representatives in connection with the Offering and as otherwise disclosed in the Registration Statement, the Company has not entered into any agreement or arrangement (including, without limitation, any consulting agreement or any other type of agreement) during the 180-day period prior to the initial filing date of the Registration Statement with the Commission, which arrangement or agreement provides for the receipt of any item of value and/or the transfer or issuance of any warrants, options, or other securities from the Company to a FINRA member, any person associated with a member (as defined by FINRA rules), any potential underwriters in the Offering and/or any related persons.

2.19. Taxes.

2.19.1. There are no transfer taxes or other similar fees or charges under U.S. federal law or the laws of any U.S. state or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale by the Company of the Public Securities or the Private Units.

2.19.2. The Company has filed all U.S. federal, state, and local tax returns that are required to be filed or has requested extensions thereof, except in any case in which the failure to so file would not have a Material Adverse Effect, and has paid all taxes required to be paid by it and any other assessment, fine, or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine, or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect.

2.20. Foreign Corrupt Practices Act. Neither the Company nor any of the Respondents or any other person acting on behalf of the Company is aware of or has taken any action, directly or indirectly, that: (i) would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”) or otherwise subject the Company to any damage or penalty in any civil, criminal, or governmental litigation or proceeding; (ii) if not done in the past, might reasonably be expected to have had a Material Adverse Effect or (iii) if not continued in the future, might reasonably be expected to materially and adversely affect the assets, business, or operations of the Company. The foregoing includes, without limitation, giving or agreeing to give any money, gift, or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee, or agent of a customer or supplier, or official or employee of any governmental agency or instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is, or may be in a position to help or hinder the business of the Company (or assist it in connection with any actual or proposed transaction). The Company’s internal accounting controls and procedures are sufficient to cause the Company to comply with the FCPA.

2.21. Currency and Foreign Transactions Reporting Act. The operations of the Company have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transaction Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder, and any related or similar rules, regulations, or guidelines, issued, administered, or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit, or proceeding by or before any court or governmental agency, authority, body, or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

2.22. Bank Secrecy Act; Money Laundering; Patriot Act. Neither the Company nor, to the Company’s knowledge, any Respondent, has violated: (i) the Bank Secrecy Act, as amended, (ii) the Money Laundering Laws or (iii) the Uniting and Strengthening of America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, and/or the rules and regulations promulgated under any such law, or any successor law.

2.23. Officers’ Certificate. Any certificate signed by any duly authorized officer of the Company and delivered to the Representatives or to their respective counsel shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

2.24. Agreements with Company Affiliates and Others.

2.24.1. Insider Letters. The Company has caused to be duly executed legally binding and enforceable agreements (except (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization, or similar laws affecting creditors’ rights generally, (ii) as enforceability of any indemnification contribution provision may be limited under foreign, federal, and state securities laws, and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought) in the form annexed as an exhibit to the Registration Statement (the “Insider Letters”), pursuant to which each of the Respondents agrees to certain matters, including but not limited to, the voting of Common Stock held by them and certain matters described as being agreed to by them under the “Proposed Business” section of the Registration Statement, the Statutory Prospectus, and Prospectus.

2.24.2. Sponsor Unit Purchase Agreement. The Sponsor has executed and delivered a unit purchase agreement, the form of which is annexed as an exhibit to the Registration Statement (the “Sponsor Unit Purchase Agreement”), pursuant to which the Sponsor has agreed, among other things, to purchase on the Closing Date and Option Closing Date, as applicable, the Private Sponsor Units in the Private Placement.

2.24.3. Insider Shares Grant Agreements. Each of the Insiders has executed and delivered a grant agreement, the form of which is annexed as an exhibit to the Registration Statement (the “Insider Shares Agreements”), pursuant to which the Company has agreed to grant to each of the Insiders on the Closing Date, such Insider’s respective Insider Shares.

2.24.4. Non-Competition/Solicitation. To the Company’s knowledge, no Respondent is subject to any non-competition agreement or non-solicitation agreement with any employer or prior employer which could materially affect such Respondent’s ability to be and act in the capacity of a director or officer of the Company, as applicable.

2.24.5. Loans and Advances. The Sponsor has made a loan to the Company in the aggregate amount of $100,000, as described in the Registration Statement (the “Insider Loan”). The Insider Loan does not bear any interest and is repayable by the Company on the earlier of December 31, 2020 and the consummation of the Offering.

2.24.6. Registration Rights Agreement. The Company and the holders of Founder Shares and Private Units have entered into a registration rights agreement (“Registration Rights Agreement”), substantially in the form annexed as an exhibit to the Registration Statement, whereby the holders of Founder Shares and the Private Units will be entitled to certain registration rights with respect to such securities, as set forth in such Registration Rights Agreement and described more fully in the Registration Statement.

2.24.7. Administrative Services. The Company has entered into an agreement (“Services Agreement”) with GigFounders, LLC, substantially in the form annexed as an exhibit to the Registration Statement, pursuant to which GigFounders, LLC will make available to the Company, on the terms and subject to the conditions set forth therein, general and administrative services including office space, utilities and secretarial support for the Company’s use for $20,000 per month payable until the earlier of the consummation by the Company of a Business Combination or the liquidation of the Trust Account.

2.24.8. Unit Purchase Agreement. The Company has entered into a unit purchase agreement (the “Underwriter Unit Purchase Agreement”) with the Underwriters, substantially in the form filed as an exhibit to the Registration Statement, pursuant to which the Underwriter have agreed, among other things, to purchase on the Closing Date and Option Closing Date, as applicable, the Private Underwriter Units.

2.25. Investment Management Trust Agreement. The Company has entered into the Trust Agreement with respect to certain proceeds of the Offering and the Private Placement, substantially in the form filed as an exhibit to the Registration Statement, pursuant to which the funds held in the Trust Account may be released under limited circumstances. The Trust Agreement shall not be amended, modified, or otherwise changed in any way that modifies the rights or obligations of the Company without the prior written consent of the Representatives.

2.26. [Reserved].

2.27. Warrant Agreement. The Company has entered into a warrant agreement with respect to the Warrants to be issued as part of the Public Securities and the Private Units with CST&T, substantially in the form filed as an exhibit to the Registration Statement (the “Warrant Agreement”).

2.28. [Reserved].

2.29. Investments. No more than 45% of the “value” (as defined in Section 2(a)(41) of the Investment Company Act of 1940 (“Investment Company Act”)) of the Company’s total assets (exclusive of cash items and “Government Securities,” as defined in Section 2(a)(16) of the Investment Company Act) consist of, and no more than 45% of the Company’s net income after taxes is derived from, securities other than Government Securities.

2.30. Investment Company Act. The Company is not required, and upon the issuance and sale of the Public Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be required, to register as an “investment company” under the Investment Company Act.

2.31. Subsidiaries. The Company does not own an interest in any corporation, partnership, limited liability company, joint venture, trust, or other business entity.

2.32. Related Party Transactions. No relationship, direct or indirect, exists between or among any of the Company or any Respondent, on the one hand, and any customer or supplier of the Company or any Respondent, on the other hand, which is required by the Act, the Exchange Act, or the Regulations to be described in the Registration Statement, the Statutory Prospectus, and the Prospectus, which is not so described. There are no outstanding loans, advances, or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of their respective family members, except as disclosed in the Registration Statement, the Statutory Prospectus, and the Prospectus. The Company has not extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or officer of the Company.

2.33. No Influence. The Company has not offered, or caused the Underwriters to offer, the Firm Units to any person or entity with the intention of unlawfully influencing: (a) a customer or supplier of the Company or any affiliate of the Company to alter the customer’s or supplier’s level or type of business with the Company or such affiliate or (b) a journalist or publication to write or publish favorable information about the Company or any such affiliate.

2.34. Sarbanes-Oxley. The Company is in material compliance with the provisions of the Sarbanes-Oxley Act of 2002, as amended (“SOX”), and the rules and regulations promulgated thereunder and related or similar rules and regulations promulgated by any governmental or self-regulatory entity or agency, that are applicable to it as of the date hereof.

2.35. NYSE Eligibility. As of the Effective Date, the Public Securities have been approved for listing on the New York Stock Exchange (“NYSE”), subject to official notice of issuance and evidence of satisfactory distribution. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with (as and when applicable), and immediately following the effectiveness of the Registration Statement the Company will be in compliance with, NYSE rules.

2.36. Emerging Growth Status. From the date of the Company’s formation through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Act (an “Emerging Growth Company”).

2.37. Free-Writing Prospectus and Testing-the-Waters. The Company has not made any offer relating to the Public Securities that would constitute an issuer free writing prospectus, as defined in Rule 433 under the Act, or that would otherwise constitute a “free writing prospectus” as defined in Rule 405. The Company (a) has not engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Representatives with entities that are qualified institutional buyers within the meaning of Rule 144A under the Act or institutions that are accredited investors within the meaning of Rule 501 under the Act and (b) has not authorized anyone to engage in Testing-the-Waters Communications other than its officers and the Representatives and individuals engaged by the Representatives. The Company has not distributed any written Testing-the-Waters Communications other than those listed on Schedule B hereto. As used herein, “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act, and “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405.

2.38. Disclosure Controls and Procedures. The Company maintains effective “disclosure controls and procedures” (as defined under Rule 13a-15(e) under the Exchange Act to the extent required by such rule).

2.39. Definition of “Knowledge”. As used in herein, the term “knowledge of the Company” (or similar language) shall mean the knowledge of the Company’s executive officers and directors, with the assumption that such officers and directors shall have made reasonable and diligent inquiry of the matters presented.

3. Covenants of the Company. The Company covenants and agrees as follows:

3.1. Amendments to Registration Statement. The Company will deliver to the Representatives, prior to filing, any amendment or supplement to the Registration Statement or Prospectus proposed to be filed after the Effective Date and shall not file any such amendment or supplement to which the Representatives shall reasonably object in writing.

3.2. Federal Securities Laws.

3.2.1. Compliance. During the time when a prospectus is required to be delivered under the Act, the Company will use all reasonable efforts to comply with all requirements imposed upon it by the Act, the Regulations, and the Exchange Act and by the regulations under the Exchange Act, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Public Securities in accordance with the provisions hereof and the Prospectus. If at any time when a Prospectus relating to the Public Securities is required to be delivered under the Act, any event shall have occurred as a result of which, in the opinion of counsel for the Company or counsel for the Underwriters, the Statutory Prospectus and/or the Prospectus, as then amended or supplemented, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary during such period to amend the Registration Statement or amend or supplement the Statutory Prospectus and Prospectus to comply with the Act, the Company will notify the

Representatives promptly and prepare and file with the Commission, subject to Section 3.1 hereof, an appropriate amendment to the Registration Statement or amendment or supplement to the Statutory Prospectus and Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance.

3.2.2. Filing of Final Prospectus. The Company will promptly file the Prospectus (in form and substance satisfactory to the Representatives) with the Commission pursuant to the requirements of Rule 424 of the Regulations.

3.2.3. Exchange Act Registration. For a period of five years from the Effective Date (except in connection with a going private transaction), or until such earlier time upon which the Trust Account is to be liquidated if a Business Combination has not been consummated as required by its Charter Documents (the “Termination Date”), the Company (i) will use its best efforts to maintain the registration of the Common Stock and Warrants under the provisions of the Exchange Act and (ii) will not deregister the Common Stock or Warrants under the Exchange Act without the prior written consent of the Representatives.

3.2.4. Free Writing Prospectuses. The Company agrees that it will not make any offer relating to the Public Securities that would constitute an issuer free writing prospectus, as defined in Rule 433 under the Act.

3.2.5. Sarbanes-Oxley Compliance. As soon as it is legally required to do so, the Company shall take all actions necessary to obtain and thereafter maintain material compliance with each applicable provision of SOX and the rules and regulations promulgated thereunder and related or similar rules and regulations promulgated by any other governmental or self-regulatory entity or agency with jurisdiction over the Company.

3.3. Emerging Growth Company Status. The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the earlier of five years after the consummation of the Company’s initial Business Combination, or the liquidation of the Trust Account if a Business Combination is not consummated by the Termination Date.

3.4. Delivery of Materials to Underwriters. The Company will deliver to each of the Underwriters, without charge and from time to time during the period when a prospectus is required to be delivered under the Act or the Exchange Act, such number of copies of each Statutory Prospectus, the Prospectus, and all amendments and supplements to such documents as such Underwriters may reasonably request.

3.5. Effectiveness and Events Requiring Notice to the Representatives. The Company will use its best efforts to cause the Registration Statement to remain effective and will notify the Representatives immediately and confirm the notice in writing: (i) of the effectiveness of the Registration Statement and any amendment thereto; (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, or any post-effective amendment thereto or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or of the initiation, or the threatening, of any proceeding for that purpose; (iii) of the issuance by any foreign or state securities commission of any proceedings for the suspension of the qualification of the Public Securities for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose; (iv) of the mailing and delivery to the Commission for filing of any amendment or supplement to the Registration Statement or Prospectus; (v) of the receipt of any comments or request for any additional information from the Commission; and (vi) of the happening of any event during the period described in this Section 3.5 that, in the judgment of the Company or its counsel, makes any statement of a material fact made in the Registration Statement, the Statutory Prospectus, or the Prospectus untrue or that requires the making of any changes in the Registration Statement, the Statutory Prospectus, and Prospectus in order to make the statements therein, (with respect to the Prospectus and the Statutory Prospectus and in the light of the circumstances under which they were made), not misleading. If the Commission or any foreign or state securities commission shall enter a stop order or suspend such qualification at any time, the Company will make every reasonable effort to obtain promptly the lifting of such order.

3.6. Review of Financial Statements. Until the earlier of five years from the Effective Date or until the liquidation of the Trust Account if a Business Combination is not consummated by the Termination Date, the Company, at its expense, shall cause its regularly engaged independent certified public accountants to review (but not audit) the Company’s financial statements for each of the first three fiscal quarters prior to the announcement of quarterly financial information and the filing of the Company’s Form 10-Q quarterly report.

3.7. Affiliated Transactions.

3.7.1. Business Combinations. The Company will not consummate a Business Combination with an entity that is affiliated with any Respondent unless, in each case, (i) the Company obtains an opinion from an independent investment banking firm or another independent firm that commonly renders fairness opinions on the type of target business the Company is seeking to acquire that the Business Combination is fair to the Company from a financial point of view and (ii) a majority of the Company’s disinterested and independent directors (if there are any) approve such transaction.

3.7.2. Compensation. Except as disclosed in the Registration Statement, the Statutory Prospectus, and the Prospectus and as provided for otherwise herein and in the Insider Letters, the Company shall not pay any Respondent or any of their affiliates any fees or compensation for services rendered to the Company prior to, or in connection with, either this Offering or the Business Combination.

3.8. Secondary Market Trading and Standard & Poor’s. If the Company does not maintain the listing of the Public Securities on NYSE or another national securities exchange, the Company will (i) apply to be included in Standard & Poor’s Daily News and Corporation Records Corporate Descriptions for a period of five years from the consummation of a Business Combination, (ii) take such commercially reasonable steps as may be necessary to obtain a secondary market trading exemption for the Company’s securities in the State of California, and (iii) take such other action as may be reasonably requested by the Representatives to obtain a secondary market trading exemption in such other states as may be requested by the Representatives; provided that no qualification shall be required in any jurisdiction where, as a result thereof, the Company would be subject to service of general process or to taxation as a foreign corporation doing business in such jurisdiction.

3.9. Investor Relations Firm. Promptly after the execution of a definitive agreement for a Business Combination, the Company shall retain an investor relations firm with the expertise necessary to assist the Company both before and after the consummation of the Business Combination for a term to be agreed upon by the Company and the Representatives.

3.10. Reports to the Representatives.

3.10.1. Periodic Reports, etc. For a period of five years from the Effective Date or until the Termination Date or such earlier time upon which the Company is required to be liquidated and dissolved, the Company will furnish to the Representatives and their counsel copies of such financial statements and other periodic and special reports as the Company from time to time furnishes generally to holders of any class of its securities, and promptly furnish to the Representatives: (i) a copy of each periodic report the Company is required to file with the Commission; (ii) a copy of every press release and every news item and article with respect to the Company or its affairs which was released by the Company; (iii) a copy of each Current Report on Form 8-K and any Schedules 13D, 13G, 14D-1, or 13E-4 received or prepared by the Company; (iv) five copies of each registration statement filed by the Company with the Commission under the Act; and (v) such additional documents and information with respect to the Company and the affairs of any future subsidiaries of the Company as the Representatives may from time to time reasonably request; provided that the Representatives shall sign, if requested by the Company, a Regulation FD compliant confidentiality agreement which is reasonably acceptable to the Representatives and their counsel in connection with the Representatives’ receipt of such information. Documents filed with the Commission pursuant to Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”) shall be deemed to have been delivered to the Representatives pursuant to this Section 3.10.1.

3.10.2. For a period of five years following the Effective Date or until the Termination Date or such earlier time upon which the Company is required to be liquidated, the Company shall retain a transfer agent and warrant agent acceptable to the Representatives. CST&T is acceptable to the Underwriters.

3.11. Payment of Expenses. The Company hereby agrees to pay on each of the Closing Date and the Option Closing Date, if any, to the extent not paid at Closing Date, or such later date as may be agreed to by the Representatives in their sole discretion, all fees and expenses incident to the performance of the obligations of the Company under this Agreement, including, but not limited to: (i) the preparation, printing, filing, and mailing (including the payment of postage with respect to such mailing) of the Registration Statement, the Statutory Prospectus, and the final Prospectus and mailing of this Agreement and related documents, including the cost of all copies thereof and any amendments thereof or supplements thereto supplied to the Underwriters in quantities as may be required by the Underwriters; (ii) the printing, engraving, issuance, and delivery of the Firm Units, Option Units and Private Units, and the Warrants included therein, including any transfer or other taxes payable thereon; (iii) NYSE filing fees or, if necessary, the qualification of the Public Securities under state or foreign securities or Blue Sky laws; (iv) fees and expenses (including legal fees of the Representatives’ counsel not to exceed $25,000)

incurred in registering the Offering with FINRA; (v) fees and disbursements of the transfer agent, right agent and warrant agent; (vi) all costs and expenses of the Company associated with “road show” marketing and “due diligence” trips for the Company’s management to meet with prospective investors, including, without limitation, all travel, food and lodging expenses associated with such trips incurred by the Company or such management; and (vii) all other costs and expenses customarily borne by an issuer incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 3.11. The Company also agrees that it will pay for an investigative search firm of the Representatives’ choice to conduct an investigation of the principals of the Company as shall be mutually selected by the Representatives and the Company (not to exceed $35,000 in the aggregate). If the Offering is consummated, the Representatives may deduct from the net proceeds of the Offering payable to the Company on the Closing Date the expenses set forth above (which shall be mutually agreed upon between the Company and the Representatives prior to the Closing Date) to be paid by the Company to the Representatives and others. If the Offering is not consummated for any reason (other than a breach by the Representatives of any of their obligations hereunder), then the Company shall reimburse the Representatives in full for their out-of-pocket accountable expenses actually incurred through such date, including, without limitation, reasonable fees and disbursements of counsel to the Representatives.

In addition, upon the closing of any Business Combination consummated by the Company within the time period provided in the Trust Agreement or on any date after such closing as may be agreed to by the Representatives in their sole discretion, the Company hereby agrees to pay to the Underwriters all reasonable costs and expenses incurred by the Underwriters (including reasonable fees and disbursements of counsel) in connection with their performance of the Business Combination Marketing Services (not to exceed $20,000).

3.12. Application of Net Proceeds. The Company will apply the net proceeds from this Offering received by it in a manner substantially consistent with the application described under the caption “Use of Proceeds” in the Prospectus.

3.13. Delivery of Earnings Statements to Security Holders. The Company will make generally available to its security holders as soon as practicable, but not later than the first day of the sixteenth full calendar month following the Effective Date, an earnings statement (which need not be certified by independent public or independent certified public accountants unless required by the Act or the Regulations, but which shall satisfy the provisions of Rule 158(a) under Section 11(a) of the Act) covering a period of at least twelve consecutive months beginning after the Effective Date.

3.14. Notice to FINRA.

3.14.1. Assistance with Business Combination. For a period of ninety (90) days following the Effective Date, in the event any person or entity (regardless of any FINRA affiliation or association) is engaged to assist the Company in its search for a Business Combination candidate or to provide any similar Business Combination-related services, the Company will provide the following information (the “Business Combination Information”) to the Representatives: (i) complete details of all services and copies of agreements governing such services (which details or agreements may be appropriately redacted to account for privilege or confidentiality concerns); and (ii) justification as to why the person or entity providing the Business Combination-related services should not be considered an “underwriter and related person” with respect to the Company’s initial public offering, as such term is defined in Rule 5110 of FINRA’s Conduct Rules. The Company also agrees that proper disclosure of such arrangement or potential arrangement will be made in the proxy statement which the Company will file for purposes of soliciting stockholder approval for the Business Combination. Upon the Company’s delivery of the Business Combination Information to the Representatives, the Company hereby expressly authorizes the Representatives to provide such information directly to FINRA as a result of representations the Representatives has made to FINRA in connection with the Offering.

3.14.2. Broker/Dealer. In the event the Company intends to register as a broker/dealer, merge with or acquire a registered broker/dealer, or otherwise become a member of FINRA, it shall promptly notify the Representatives.

3.15. Stabilization. Neither the Company, nor, to its knowledge, any of its employees, officers, directors, or stockholders has taken or will take, directly or indirectly, (without the consent of the Representatives) any action designed to or that has constituted or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Public Securities.

3.16. Internal Controls. From and after the Closing Date, the Company will maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

3.17. Accountants. For a period of five years from the Effective Date or until the Termination Date or such earlier time upon which the Trust Account is required to be liquidated, the Company shall retain BPM or other independent public accountants reasonably acceptable to the Representatives.

3.18. Form 8-K’s. The Company has retained BPM to audit the balance sheet of the Company as of the Closing Date (the “Audited Balance Sheet”) reflecting the receipt by the Company of the proceeds of the Offering and the Private Placements. Within four (4) Business Days of the Closing Date, the Company shall file a Current Report on Form 8-K with the Commission, which Report shall contain the Company’s Audited Balance Sheet. If the Over-Allotment Option has not been exercised on the Effective Date, the Company will also file an amendment to the Form 8-K, or a new Form 8-K, to provide updated financial information of the Company to reflect the exercise and consummation of the Over-Allotment Option.

3.19. FINRA. Until the Option Closing Date, if any, the Company shall advise the Representatives if it is aware that any 5% or greater stockholder of the Company becomes an affiliate or associated person of a FINRA member participating in the distribution of the Public Securities.

3.20. Corporate Proceedings. All corporate proceedings and other legal matters necessary to carry out the provisions of this Agreement and the transactions contemplated hereby shall have been done to the reasonable satisfaction to counsel for the Underwriters.

3.21. Investment Company. The Company shall cause the proceeds of the Offering to be held in the Trust Account to be invested only as set forth in the Trust Agreement as in effect on the date hereof and disclosed in the Prospectus. The Company will otherwise conduct its business in a manner so that it will not become subject to the Investment Company Act. Furthermore, once the Company consummates a Business Combination, it will be engaged in a business other than that of investing, reinvesting, owning, holding, or trading securities.

3.22. Press Releases. The Company agrees that it will not issue press releases or engage in any other publicity, without the Representatives’ prior written consent (not to be unreasonably withheld), for a period of twenty-five (25) days after the Closing Date; provided that in no event shall the Company be prohibited from issuing any press release or engaging in any other publicity required by law.

3.23. Electronic Prospectus. The Company shall cause to be prepared and delivered to the Representatives, at the Company’s expense, promptly, but in no event later than two (2) Business Days from the effective date of this Agreement, an Electronic Prospectus to be used by the Underwriters in connection with the Offering. As used herein, the term “Electronic Prospectus” means a form of prospectus, and any amendment or supplement thereto, that meets each of the following conditions: (i) it shall be encoded in an electronic format, satisfactory to the Representatives, that may be transmitted electronically by the other Underwriters to offerees and purchasers of the Common Stock for at least the period during which a Prospectus relating to the Common Stock is required to be delivered under the Act; (ii) it shall disclose the same information as the paper prospectus and prospectus filed pursuant to EDGAR, except to the extent that graphic and image material cannot be disseminated electronically, in which case such graphic and image material shall be replaced in the electronic prospectus with a fair and accurate narrative description or tabular representation of such material, as appropriate; and (iii) it shall be in or convertible into a paper format or an electronic format, satisfactory to the Representatives, that will allow recipients thereof to store and have continuously ready access to the prospectus at any future time, without charge to such recipients (other than any fee charged for subscription to the Internet as a whole and for on-line time). The Company hereby confirms that it has included or will include in the Prospectus filed pursuant to EDGAR or otherwise with the Commission and in the Registration Statement at the time it was declared effective an undertaking that, upon receipt of a request by an investor or his or her representative within the period when a prospectus relating to the Common Stock is required to be delivered under the Act, the Company shall transmit or cause to be transmitted promptly, without charge, a paper copy of the Prospectus.

3.24. Future Financings. The Company agrees that neither it, nor any successor or subsidiary of the Company, will consummate any public or private equity or debt financing prior to or in connection with the consummation of a Business Combination, unless all investors in such financing expressly waive, in writing, any rights in or claims against the Trust Account.

3.25. NYSE Maintenance. Until the consummation of a Business Combination, the Company will use commercially reasonable efforts to maintain the listing by NYSE of the Units, Common Stock and Warrants included within the Units.

3.26. Private Placement Proceeds. On the Closing Date, the Company shall cause to be deposited $7,500,000 of proceeds from the Private Placement into the Trust Account, or such other amount such that the amount of the funds in the Trust Account shall be $10.00 per Public Share sold in the Offering. On the Option Closing Date, if any, the Company shall cause to be deposited an amount of additional proceeds from the additional Private Units sold on the Option Closing Date into the Trust Account such that the amount of funds in the Trust Account shall be $10.00 per Public Share sold in the Offering.

3.27. Reservation of Shares. The Company will reserve and keep available that maximum number of its authorized but unissued securities which are issuable pursuant to the Warrants included in the Private Units outstanding from time to time.

3.28. Testing-the-Waters Communications. If at any time following the distribution of any written Testing-the-Waters Communication, there occurred or occurs an event or development as a result of which such written Testing-the-Waters Communication included or would include any untrue statement of a material fact or omitted or would omit to state any material fact necessary to make the statements therein in the light of the circumstances existing at that subsequent time, not misleading, the Company shall promptly (i) notify the Representatives so that use of the written Testing-the-Waters Communication may cease until it is amended or supplemented; (ii) amend or supplement, at its own expense, such written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission; and (iii) supply any amendment or supplement to the Representatives in such quantities as may be reasonably requested.

3.29. Distributions from Trust Account. The Company agrees that the Trust Agreement shall provide that CST&T is required to obtain a joint written instruction signed by each of the Company and the Representatives with respect to the transfer of the funds held in the Trust Account from the Trust Account, prior to commencing any liquidation of the assets of the Trust Account in connection with the consummation of any Business Combination, and such provision of the Trust Agreement shall not be permitted to be amended without the prior written consent of the Representatives.

3.30. Payment of the Deferred Fee. Upon the consummation of the initial Business Combination, the Company will pay to the Representatives, on behalf of the Underwriters, the Deferred Fee, including the Option Unit Deferred Fee, if applicable. Payment of the Deferred Fee will be made out of the proceeds of the Offering held in the Trust Account. The Underwriters shall have no claim to payment of any interest earned on the portion of the proceeds held in the Trust Account representing the Deferred Fee. If the Company fails to consummate its initial Business Combination within the time period provided in the Trust Agreement, the Deferred Fee, including the Option Unit Deferred Fee, if applicable, will not be paid to the Representatives and such amount will, instead, be included in the liquidation or distribution of the proceeds held in the Trust Account made to the Public Stockholders. In connection with any such liquidation, the Underwriters will forfeit any rights or claims to the Deferred Fee, including the Option Unit Deferred Fee.

3.31. Use of Names with Respect to the Business Combination Marketing Services. Without the applicable Underwriter’s prior written consent, Company shall not, and the Company shall cause its affiliates (nor any director, officer, manager, partner, member, employee, representative or agent thereof) not to quote or refer to (i) an Underwriter by name or (ii) any advice rendered by an Underwriter to the Company or any communication from any Underwriter in connection with performance of the Business Combination Marketing Services, except as required by applicable federal or state law, regulation or securities exchange rule.

3.32. Cooperation with Respect to the Business Combination Marketing Services. The Company agrees to cooperate with the Underwriters as needed for the Underwriters to perform the Business Combination Marketing Services, such cooperation, includes, but is not limited to, (i) providing to the Underwriters and their respective counsel, on a timely basis, all documents and information regarding the Company and any Target Business that the Underwriters may reasonably request or that are otherwise relevant to the Underwriters’ performance of the Business Combination Marketing Services (collectively, the “Information”); (ii) making the Company’s management, auditors, consultants and advisors available to the Underwriters; and (iii) using commercially reasonable efforts to provide the Underwriters with reasonable access to the management, auditors, consultants and advisors of any Target Business. The Company will promptly notify the Underwriters of any change in facts or circumstances or new developments affecting the Company or a Target Business or that might reasonably be considered material to the provision of the Business Combination Marketing Services by the Underwriters. The Company hereby covenants that all Information made available to the Underwriters by or on behalf of the Company in connection with the performance of the Business Combination Marketing Services will not contain any untrue statement of material fact or omit to state a material fact necessary in order to make such statements made, in light of the circumstances under which they were made, not misleading as of the date thereof and as of the consummation of the Business Combination.

4. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters to purchase and pay for the Public Securities, as provided herein, shall be subject to the continuing accuracy of the representations and warranties of the Company as of the date hereof and as of the Closing Date and the Option Closing Date, if any, to the accuracy of the statements of officers of the Company made pursuant to the provisions hereof and to the performance by the Company of its obligations hereunder and to the following conditions:

4.1. Regulatory Matters.

4.1.1. Effectiveness of Registration Statement. The Effective Date of the Registration Statement shall be not later than [ • ] p.m., New York time, on the date of this Agreement or such later date and time as shall be consented to in writing by the Representatives, and, at the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for the purpose shall have been instituted or shall be pending or contemplated by the Commission and any request on the part of the Commission for additional information shall have been complied with.

4.1.2. FINRA Clearance. By the Effective Date, the Representatives shall have received clearance from FINRA as to the amount of compensation allowable or payable to the Underwriters as described in the Registration Statement.

4.1.3. No Commission Stop Order. At the Closing Date, the Commission has not issued any order or threatened to issue any order preventing or suspending the use of any Preliminary Prospectus, the Prospectus, or any part thereof, and has not instituted or, to the Company’s knowledge, threatened to institute any proceedings with respect to such an order.

4.1.4. NYSE Listing. The Public Securities shall have been approved for listing on the NYSE, subject to official notice of issuance and evidence of satisfactory distribution.

4.2. Company Counsel Matters.

4.2.1. Opinion of Company Counsel. On each of the Closing Date and the Option Closing Date, if any, the Representatives shall have received the favorable opinion (along with a negative assurance letter) of Crowell & Moring LLP, counsel to the Company, addressed to the Representatives as representatives for the several Underwriters and in form mutually agreed to by the Company and the Representatives.

4.2.2. Reliance. In rendering such opinion, such counsel may rely: (i) as to matters involving the application of laws other than the laws of the United States and jurisdictions in which they are admitted, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to the Representatives) of other counsel reasonably acceptable to the Representatives, familiar with the applicable laws; and (ii) as to matters of fact, to the extent they deem proper, on certificates or other written statements of officers of the Company and officers of departments of various jurisdiction having custody of documents respecting the corporate existence or good standing of the Company, provided that copies of any such statements or certificates shall be delivered to the Underwriters’ counsel if requested. The opinion of counsel for the Company and any opinion relied upon by such counsel for the Company shall include a statement to the effect that it may be relied upon by counsel for the Underwriters in its opinion delivered to the Underwriters.

4.3. Cold Comfort Letter. At the time this Agreement is executed, and at the Closing Date and Option Closing Date, if any, the Representatives shall have received a letter, addressed to the Representatives as representatives for the several Underwriters and in form and substance satisfactory in all respects (including the non-material nature of the changes or decreases, if any, referred to in Section 4.3.3 below) to the Representatives from BPM dated, respectively, as of the date of this Agreement and as of the Closing Date and Option Closing Date, if any:

4.3.1. Confirming that they are independent accountants with respect to the Company within the meaning of the Act and the applicable Regulations and that they have not, during the periods covered by the financial statements included in the Registration Statement and the Prospectus, provided to the Company any non-audit services, as such term is used in Section 10A(g) of the Exchange Act;

4.3.2. Stating that in their opinion the financial statements of the Company included in the Registration Statement and the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act and the published Regulations thereunder;

4.3.3. Stating that, on the basis of a limited review which included a reading of the latest available unaudited interim financial statements of the Company (with an indication of the date of the latest available unaudited interim financial statements), a reading of the latest available minutes of the stockholders and board of directors and the various committees of the board of directors, consultations with officers and other employees of the Company responsible for financial and accounting matters and other specified procedures and inquiries, nothing has come to their attention which would lead them to believe that: (a) the unaudited financial statements of the Company included in the Registration Statement, the Statutory Prospectus and the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Regulations or are not fairly presented in conformity with GAAP applied on a basis substantially consistent with that of the audited financial statements of the Company included in the Registration Statement, the Statutory Prospectus and the Prospectus; or (b) at a date immediately prior to the Effective Date or Closing Date, as the case may be, there was any change in the capital stock or long-term debt of the Company, or any decrease in the stockholders’ equity of the Company as compared with amounts shown in the February 14, 2020 balance sheet included in the Registration Statement, the Statutory Prospectus and the Prospectus, other than as set forth in or contemplated by the Registration Statement, the Statutory Prospectus and the Prospectus, or, if there was any decrease, setting forth the amount of such decrease, and (c) during the period from February 14, 2020 to a specified date immediately prior to the Effective Date or Closing Date, as the case may be, there were any changes in revenues, net earnings (losses), or net earnings (losses) per share of Common Stock, in each case as compared with the Statement of Operations for the period from February 3, 2020 (inception) to February 14, 2020 included in the Registration Statement, or, if there was any such change, setting forth the amount of such change;

4.3.4. Stating that they have compared specific dollar amounts, numbers of shares, percentages of revenues and earnings, statements and other financial information pertaining to the Company set forth in the Registration Statement, the Statutory Prospectus and the Prospectus in each case to the extent that such amounts, numbers, percentages, statements and information may be derived from the general accounting records, including work sheets, of the Company and excluding any questions requiring an interpretation by legal counsel, with the results obtained from the application of specified readings, inquiries and other appropriate procedures (which procedures do not constitute an examination in accordance with generally accepted auditing standards) set forth in the letter and found them to be in agreement; and

4.3.5. Statements as to such other matters incident to the transaction contemplated hereby as the Representatives may reasonably request.

4.4. Officers’ Certificates.

4.4.1. Officers’ Certificate. As of each of the Closing Date and the Option Closing Date, if any, the Representatives shall have received a certificate of the Company signed by the Chairman of the Board, President, or Chief Financial Officer (in their capacities as such), to the effect that the Company has performed all covenants and complied with all conditions required by this Agreement to be performed or complied with by the Company prior to and as of the Closing Date and that the conditions set forth in this Section 4 have been satisfied as of such date and that, as of Closing Date, the representations and warranties of the Company set forth in Section 2 hereof are true and correct. In addition, the Representatives will have received such other and further certificates of officers of the Company as the Representatives may reasonably request.

4.4.2. Secretary’s Certificate. As of each of the Closing Date and the Option Closing Date, if any, the Representatives shall have received a certificate of the Company signed by the President of the Company, certifying: (i) that the Charter Documents are true and complete, have not been modified and are in full force and effect; (ii) that the resolutions relating to the Offering are in full force and effect and have not been modified; (iii) all correspondence between the Company or its counsel and the Commission; (iv) all correspondence between the Company or its counsel and the NYSE; and (v) as to the incumbency of the officers of the Company. The documents referred to in such certificate shall be attached to such certificate.

4.5. No Material Changes. Prior to each of the Closing Date and the Option Closing Date, if any: (i) there shall have been no material adverse change or development involving a material adverse change in the condition or prospects or the business activities, financial or otherwise, of the Company from the latest dates as of which such condition is set forth in the Registration Statement, the Statutory Prospectus, and Prospectus; (ii) no action, suit, or proceeding, at law or in equity, shall have been pending or threatened against the Company or any Respondent before or by any court or foreign, federal, or state commission, board, or other administrative agency wherein an unfavorable decision, ruling, or finding may have a Material Adverse Effect on the business, operations, prospects, or financial condition or income of the Company, except as set forth in the Registration Statement, the Statutory Prospectus, and Prospectus; (iii) no stop order shall have been issued under the Act against the Company and no proceedings therefor shall have been initiated or threatened by the Commission; and (iv) the Registration Statement, the Statutory Prospectus, and the Prospectus and any amendments or supplements thereto shall contain all material statements which are required to be stated therein in accordance with the Act and the Regulations and shall conform in all material respects to the requirements of the Act and the Regulations, and none of the Registration Statement, the Statutory Prospectus, or the Prospectus, or any amendment or supplement thereto shall contain any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein (in the case of the Statutory Prospectus and Prospectus, in the light of the circumstances under which they were made), not misleading.

4.6. Delivery of Agreements and Securities. On the Effective Date, the Company shall have delivered to the Representatives executed copies of the Transaction Documents.

4.7. Private Units. On the Closing Date and the Option Closing Date, as applicable, the Private Units have been purchased as provided for in the Sponsor Unit Purchase Agreement and the Underwriter Unit Purchase Agreement and the requisite portion of the purchase price for such securities specified in this Agreement shall be deposited into the Trust Account.

5. Disclosure Indemnification and Contribution.

5.1. Indemnification.

5.1.1. Indemnification of the Underwriters. The Company agrees to indemnify, defend and hold harmless each Underwriter, its partners, directors, officers, employees, members and agents, any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and any “affiliate” (within the meaning of Rule 405 under the Act) of any Underwriter, and the successors and assigns of all of the foregoing persons, from and against any and all loss, damage, expense, liability or claim (including the reasonable cost of investigation and the fees and disbursements of counsel chosen by the Representatives) whatsoever, as incurred, which, jointly or severally, any Underwriter or any such person may incur insofar as such loss, damage, expense, liability or claim arises out of, relates to or is based on (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or arises out of, relates to or is based on any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as any such loss, damage, expense, liability or claim primarily and directly arises out of, relates to or is based on any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with the Underwriter Information or primarily and directly arises out of, relates to or is based on any omission or alleged omission to state a material fact in the Registration Statement (or any amendment thereto) in connection with the Underwriter Information, which material fact was not contained in the Underwriter Information and which material fact was required to be stated in the Registration Statement or was necessary to make the Underwriter Information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact included in any Written Testing-the-Waters Communication, any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), in any information provided to investors by, or with the approval of, the Company, including, without limitation, any investor presentations, or in any Blue Sky application or other information or other documents executed by the Company filed in any state or other jurisdiction or the NYSE to qualify any or all of the Public Securities under the securities laws thereof, or arises out of, relates to or is based on any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except, with respect to any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), insofar as any such loss, damage, expense, liability or claim primarily and directly arises out of, relates to or is based on any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with the Underwriter Information or primarily and directly arises out of, relates to or is based on any omission or alleged omission to state a material fact in any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) in connection with the Underwriter Information, which material fact was not contained in the Underwriter Information and which material fact was necessary in order to make the statements in the Underwriter Information, in the light of the circumstances under which they were made, not misleading.

5.1.2. Indemnification of the Company. Each Underwriter, severally and not jointly, agrees to indemnify, defend and hold harmless the Company, its directors and officers, and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any and all loss, damage, expense, liability or claim (including the reasonable cost of investigation) whatsoever, as incurred, which, jointly or severally, the Company or any such person may incur insofar as such loss, damage, expense, liability or claim primarily and directly arises out of, relates to or is based on (i) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with the Underwriter Information concerning such Underwriter furnished in writing by such Underwriter to the Representatives for delivery to the Company expressly for use in, the Registration Statement (or any amendment thereto), or primarily and directly arises out of, relates to or is based on any omission or alleged omission to state a material fact in the Registration Statement (or any amendment thereto) in connection with such Underwriter Information, which material fact was not contained in such Underwriter Information and which material fact was required to be stated in the Registration Statement (or any amendment thereto) or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with Underwriter Information concerning such Underwriter furnished in writing by such Underwriter to the Representatives for delivery to the Company expressly for use in, any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), or primarily and directly arises out of, relates to or is based on any omission or alleged omission to state a material fact in any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) in connection with such Underwriter Information, which material fact was not contained in such Underwriter Information and which material fact was necessary in order to make the statements in such Underwriter Information, in the light of the circumstances under which they were made, not misleading.

5.1.3. Procedure. If any action, suit or proceeding (each, a “Proceeding”) is brought against a person (an “indemnified party”) in respect of which indemnity may be sought against any party required to provide indemnification under this Agreement (as applicable, the “indemnifying party”), such indemnified party shall promptly notify such indemnifying party in writing of the institution of such Proceeding; provided, however, that the omission or failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which such indemnifying party may have to any indemnified party hereunder to the extent such indemnifying party is not materially prejudiced as a result thereof and in any event shall not relieve such indemnifying party from any liability which it may have otherwise than under this Section 5. In the case of parties indemnified pursuant to Section 5.1.1, counsel to the indemnified parties shall be selected by the Representatives, and, in the case of parties indemnified pursuant to Section 5.1.2, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall any indemnifying party be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding or Proceedings. The indemnifying party shall not be liable for any settlement of any Proceeding effected without its written consent but, if settled with its written consent, such indemnifying party agrees to indemnify and hold harmless the indemnified party or parties from and against any and all loss, damage, expense, liability or claim by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which such indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault or culpability or a failure to act by or on behalf of such indemnified party. The Company agrees promptly to notify the Underwriters of the commencement of any Proceeding against it and against any of the Company’s directors or officers in connection with the sale and delivery of the Public Securities or with the Registration Statement, any Preliminary Prospectus or the Prospectus.

5.2. Contribution. If the indemnification provided for in Section 5.1 is unavailable to an indemnified party under the applicable subsections above or insufficient to hold an indemnified party harmless in respect of any and all losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Public Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the total proceeds from the offering of the Public Securities (net of underwriting discounts (as set forth in Sections 1.1.1 and 1.2.1 above) received by the Underwriters but before deducting expenses) received by the Company and the underwriting discounts (as set forth in Sections 1.1.1 and 1.2.1 above) received by the Underwriters bear to the aggregate initial public offering price of the Public Securities. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding. For purposes of this Section 5.2, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and each of the Underwriter’s partners, directors, officers, employees, members, agents and affiliates shall have the same rights to contribution as such Underwriter; and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company. Each of the Company and the Underwriters agrees that it would not be just and equitable if contribution pursuant to this Section 5.2 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 5.2. Notwithstanding the provisions of this Section 5.2, no Underwriter shall be required to contribute any amount in excess of the total underwriting discounts (as set forth in Sections 1.1.1 and 1.2.1 above) received by such Underwriter in connection with Public Securities underwritten by it for sale to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 5.2 are several in proportion to their respective underwriting commitments and not joint.

6. BCMS Indemnification.

6.1. Indemnification of Underwriters. Without limitation of, and in addition to, its obligations set forth in Section 5 hereof, the Company shall indemnify each of the Underwriters and each affiliate of each Underwriter and each of their respective partners, directors, officers, employees, members and agents in accordance with the provisions set forth in Annex A hereto, all of which are incorporated herein by reference.

7. Default by an Underwriter.

7.1. Default Not Exceeding 10% of Firm Units. If any Underwriter or Underwriters shall default in its or their obligations to purchase the Firm Units and if the number of the Firm Units with respect to which such default relates does not exceed in the aggregate 10% of the number of Firm Units that all Underwriters have agreed to purchase hereunder, then such Firm Units to which the default relates shall be purchased by the non-defaulting Underwriters in proportion to their respective commitments hereunder.

7.2. Default Exceeding 10% of Firm Units. In the event that the default addressed in Section 7.1 above relates to more than 10% of the Firm Units, the Representatives may, in their discretion, arrange for it or for another party or parties to purchase such Firm Units to which such default relates on the terms contained herein. If within one (1) Business Day after such default relating to more than 10% of the Firm Units the Representatives do not arrange for the purchase of such Firm Units, then the Company shall be entitled to a further period of one (1) Business Day within which to procure another party or parties satisfactory to the Representatives to purchase said Firm Units on such terms. In the event that neither the Representatives nor the Company arrange for the purchase of the Firm Units to which a default relates as provided in this Section 7, this Agreement may be terminated by the Representatives or the Company without liability on the part of the Company (except as provided in Sections 3.11, 5 and 6 hereof) or the several Underwriters (except as provided in Sections 5 and 6 hereof); provided that nothing herein shall relieve a defaulting Underwriter of its liability, if any, to the other several Underwriters and to the Company for damages occasioned by its default hereunder.

7.3. Postponement of Closing Date. In the event that the Firm Units to which the default relates are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, the Representatives or the Company shall have the right to postpone the Closing Date for a reasonable period, but not in any event exceeding five (5) Business Days, in order to effect whatever changes may thereby be made necessary in the Registration Statement and/or the Prospectus, as the case may be, or in any other documents and arrangements, and the Company agrees to file promptly any amendment to, or to supplement, the Registration Statement and/or the Prospectus, as the case may be, that in the reasonable opinion of counsel for the Underwriters may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any party substituted under this Section 7 with like effect as if it had originally been a party to this Agreement with respect to such securities.

8. Additional Covenants.

8.1. Additional Shares or Options. Except as described in the Registration Statement, the Company hereby agrees that until the Company consummates a Business Combination, it shall not issue any Common Stock or any options or other securities convertible into Common Stock or any shares of preferred stock which participate in any manner in the Trust Account or which vote on a Business Combination or any amendment to the Company’s amended and restated certificate of incorporation that would affect the rights granted to Public Stockholders.

8.2. Trust Account Waiver Acknowledgments. The Company hereby agrees that, prior to commencing its due diligence investigation of any Target Business or obtaining the services of any vendor, it will use its best efforts to have such Target Business or vendor acknowledge in writing, whether through a letter of intent, memorandum of understanding, agreement in principle, or other similar document (and subsequently acknowledges the same in any definitive document replacing any of the foregoing), that (a) it has read the Prospectus, and understands that the Company has established the Trust Account, initially in an amount of $200,000,000 for the benefit of the Public Stockholders and that, except for the interest earned on the amounts held in the Trust Account, the Company may disburse monies from the Trust Account only: (i) to the Public Stockholders in the event of the conversion of their shares upon consummation of a Business Combination or amendment to the Company’s Amended and Restated Certificate of Incorporation relating to pre-Business Combination activity, (ii) to the Public Stockholders in connection with the Company’s liquidation in the event the Company is unable to consummate a Business Combination within the required time period or (iii) to the Company concurrently with, or after it consummates a Business Combination, and (b) for and in consideration of the Company (1) agreeing to evaluate such Target Business for purposes of consummating a Business Combination with it or (2) agreeing to engage the services of the vendor, as the case may be, such Target Business or vendor agrees that it does not have any right, title, interest or claim of any kind in or to any monies of the Trust Account (“Claim”) and waives any Claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company and will not seek recourse against the Trust Account for any reason whatsoever. The foregoing letters shall substantially be in the form attached hereto as Exhibits A and B, respectively.

8.3. Insider Letters. The Company shall not take any action or omit to take any action which would cause a breach of any of the Insider Letters executed between the Respondent and the Representatives and will not allow any amendments to, or waivers of, such Insider Letters without the prior written consent of the Representatives.

8.4. Tender Offer, Proxy, and Other Information. The Company shall provide the Representatives with copies of all proxy or tender offer documentation and other information and all related material sent to Public Stockholders in connection with a Business Combination.

8.5. Rule 419. The Company agrees that it will use its best efforts to prevent the Company from becoming subject to Rule 419 under the Act prior to the consummation of any Business Combination, including, but not limited to, using its best efforts to prevent any of the Company’s outstanding securities from being deemed to be a “penny stock” as defined in Rule 3a-51-1 under the Exchange Act during such period.

8.6. Presentation of Potential Target Businesses. The Company shall cause each of the Respondents to agree that, in order to minimize potential conflicts of interest which may arise from multiple affiliations, the Respondents will present to the Company for its consideration, prior to presentation to any other person or company, any suitable opportunity to acquire an operating business, until the earlier of the consummation by the Company of a Business Combination or the liquidation of the Trust Account, subject to any pre-existing fiduciary obligations the Respondents might have.

8.7. Target Fair Market Value. The Company agrees that the Target Business that it acquires must have a fair market value equal to at least 80% of the balance in the Trust Account (excluding any taxes) at the time of signing the definitive agreement for the Business Combination with such Target Business. The fair market value of such business must be determined by the Board of Directors of the Company based upon standards generally accepted by the financial community, such as actual and potential sales, earnings, cash flow and book value. If the Board of Directors of the Company is not able to independently determine that the target business meets such fair market value requirement, the Company will obtain an opinion from an unaffiliated, independent investment banking firm, or another independent entity that commonly renders valuation opinions on the type of target business the Company is seeking to acquire, with respect to the fair market value of the Target Business. The Company is not required to obtain such an opinion as to the fair market value if the Company’s Board of Directors independently determines that the Target Business does have sufficient fair market value.

9. Representations and Agreements to Survive Delivery. Except as the context otherwise requires, all representations, warranties, and agreements contained in this Agreement shall be deemed to be representations, warranties, and agreements at the Closing Date or Option Closing Date, as applicable, and such representations, warranties, and agreements of the Underwriters and Company, including the indemnity agreements contained in Sections 5 and 6 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter, the Company or any controlling person, and shall survive termination of this Agreement or the issuance and delivery of the Public Securities to the several Underwriters until the earlier of the expiration of any applicable statute of limitations and the seventh (7th) anniversary of the Closing Date, at which time the representations, warranties and agreements shall terminate and be of no further force and effect.

10. Effective Date of This Agreement and Termination Thereof.

10.1. Effective Date. This Agreement shall become effective on the Effective Date at the time the Registration Statement is declared effective by the Commission.

10.2. Termination. The Representatives shall have the right to terminate this Agreement at any time prior to any Closing Date: (i) if any domestic or international event or act or occurrence has materially disrupted or, in the Representatives’ sole opinion, will in the immediate future materially disrupt, general securities markets in the United States; or (ii) if trading on the NYSE, the NYSE American LLC, the Nasdaq Stock Market or on the OTC Bulletin Board (or successor trading market) shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been fixed, or maximum ranges for prices for securities shall have been required on the OTC Bulletin Board or by order of the Commission or any other government authority having jurisdiction, or (iii) if the United States shall have become involved in a war or an increase in existing major hostilities, or (iv) if a banking moratorium has been declared by a New York State or federal authority, or (v) if a moratorium on foreign exchange trading has been declared which materially adversely impacts the United States securities market, or (vi) if the Company shall have sustained a material loss by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act which, whether or not such loss shall have been insured, will, in the Representatives’ sole opinion, make it inadvisable to proceed with the delivery of the Common Stock, (vii) if any of the Company’s representations, warranties or covenants hereunder are materially breached, or (viii) if the Representatives shall have become aware after the date hereof of a Material Adverse Effect on the Company, or such adverse material change in general market conditions, including, without limitation, as a result of terrorist activities after the date hereof, as in the Representatives’ sole judgment would make it impracticable to proceed with the offering, sale and/or delivery of the Common Stock or to enforce contracts made by the Underwriters for the sale of the Common Stock.

10.3. Expenses. In the event that the Offering is not consummated for any reason whatsoever, within the time specified herein or any extensions thereof pursuant to the terms herein, (i) the obligations of the Company to pay the out-of-pocket expenses related to the transactions contemplated herein shall be governed by Section 3.11 hereof and (ii) the Company shall reimburse the Representatives for any costs and expenses incurred in connection with enforcing any provisions of this Agreement.

10.4. Indemnification. Notwithstanding any contrary provision contained in this Agreement, any election hereunder or any termination of this Agreement, and whether or not this Agreement is otherwise carried out, the provisions of Sections 5 and 6 shall not be in any way effected by, such election or termination or failure to carry out the terms of this Agreement or any part hereof.

11. Miscellaneous.

11.1. Notices. All communications hereunder, except as herein otherwise specifically provided, shall be in writing and shall be mailed by certified mail (with return receipt), delivered by hand or reputable overnight courier, delivered by facsimile transmission (with printed confirmation of receipt) and confirmed, or by electronic transmission via PDF and shall be deemed given when so mailed, delivered, faxed, or transmitted (or if mailed, five days after such mailing):

If to the Representatives, to:

Nomura Securities International, Inc.

Worldwide Plaza

309 West 49th Street

New York, NY 10019-7316

Attn: Head of Equity Capital Markets and Solutions

Fax No.: (646) 587-8740)

With a copy to the Head of IBD Legal (Fax No: (646) 587-9548)

Oppenheimer & Co. Inc.

85 Broad Street

New York, New York 10004

Attn: General Counsel

With a copy (which shall not constitute notice) to:

Sidley Austin LLP

787 7th Avenue

New York, NY 10019

Fax No.: (212) 839-5599

Attn: Edward F. Petrosky, Esq.

Email: epetrosky@sidley.com

If to the Company, to:

GigCapital3, Inc.

1731 Embarcadero Rd., Suite 200

Palo Alto, CA 94303

Attn: Dr. Avi Katz, Chief Executive Officer

Email: avi@gigcapitalglobal.com

With a copy (which shall not constitute notice) to:

Crowell & Moring LLP

3 Embarcadero Center, 26th Floor

San Francisco, CA 94111

Fax No.: (415) 986-2827

Attn: Jeffrey C. Selman, Esq.

Email: jselman@crowell.com

11.2. Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

11.3. Amendment. This Agreement may only be amended by a written instrument executed by each of the parties hereto.

11.4. Entire Agreement. This Agreement (together with the other agreements and documents being delivered pursuant to or in connection with this Agreement) constitute the entire agreement of the parties hereto with respect to the subject matter hereof and thereof, and supersede all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

11.5. Binding Effect. This Agreement shall inure solely to the benefit of and shall be binding upon the Underwriters and the Company and the controlling persons, partners, directors, officers, employees, members, agents and affiliates referred to in Sections 5 and 6 hereof, and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provisions herein contained.

11.6. Governing Law, Venue, etc. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to the conflict of laws principles thereof. Each of the Company and the Representatives hereby agrees that any action, proceeding, or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York, New York County under the accelerated adjudication procedures of the Commercial Division, or in the United States District Court for the Southern District of New York, as applicable, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. Each of the Company and the Representatives hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any such process or summons to be served upon any of the Company or the Representatives, respectively, may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 11.1 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company or the Representatives, respectively, in any action, proceeding, or claim. Each of the Company and the Representatives agrees that the prevailing party(ies) in any such action shall be entitled to recover from the other party(ies) all of its reasonable attorneys’ fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor.

11.7. Execution in Counterparts; Electronic Signatures. This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument. The words “execution,” signed,” “signature,” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement or the other Transaction Documents shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

11.8. Waiver, etc. The failure of any of the parties hereto to at any time enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor to in any way affect the validity of this Agreement or any provision hereof or the right of any of the parties hereto to thereafter enforce each and every provision of this Agreement. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Agreement shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

11.9. No Fiduciary Relationship. The Company hereby acknowledges that the Underwriters are acting solely as underwriters in connection with the offering of the Public Securities. The Company further acknowledges that the Underwriters are acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis and in no event do the parties intend that the Underwriters act or be responsible as a fiduciary to the Company, its management, stockholders, creditors or any other person in connection with any activity that the Underwriters may undertake or have undertaken in furtherance of the offering of the Public Securities, either before or after the date hereof. The Underwriters hereby expressly disclaim any fiduciary or similar obligations to the Company, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company hereby confirms its understanding and agreement to that effect. The Company and the Underwriters agree that they are each responsible for making their own independent judgments with respect to any such transactions, and that any opinions or views expressed by the Underwriters to the Company regarding such transactions, including but not limited to any opinions or views with respect to the price or market for the Public Securities, do not constitute advice or recommendations to the Company. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any breach or alleged breach of any fiduciary or similar duty to the Company in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

[Signature Page Follows]

If the foregoing correctly sets forth the understanding between the Underwriters and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us.

Very Truly Yours,
GIGCAPITAL3, INC.
By:
Name:
Title:

Agreed to and accepted

as of the date first written above:

NOMURA SECURITIES INTERNATIONAL, INC.,

as Representative of the several Underwriters named on Schedule A hereto

By:
Name:
Title:

OPPENHEIMER & CO. INC.,

as Representative of the several Underwriters named on Schedule A hereto

By:
Name:
Title:

SCHEDULE A

GIGCAPITAL3, INC.

20,000,000 Firm Units

Underwriter	Number of Firm Units to be Purchased
Nomura Securities International, Inc.
Oppenheimer & Co. Inc.
Odeon Capital Group LLC

TOTAL	20,000,000

SCHEDULE B

Investor Presentation, dated [ • ], 2020

ANNEX A

BCMS Indemnification

1.1    Indemnification of Underwriters for BCMS. The Company agrees to indemnify and hold harmless each of the Underwriters and each affiliate of each Underwriter and each of their respective partners, directors, officers, employees, members and agents (collectively the “Indemnified Persons”), from and against any and all loss, damage, expense, liability or claim (including the reasonable fees and expenses of counsel) whatsoever incurred by any of them, as incurred, (collectively a “BCMS Claim”), (i) relating to or arising out of (A) any actions taken or omitted to be taken (including, without limitation, any untrue statements made or any statements omitted to be made) by the Company in connection with the Underwriters’ provision of the Business Combination Marketing Services, or (B) any actions taken or omitted to be taken by any Indemnified Person in connection with the Underwriters’ provision of the Business Combination Marketing Services, or (ii) otherwise relating to or arising out of the Underwriters’ provision of the Business Combination Marketing Services, and the Company shall reimburse any Indemnified Person for all expenses (including the reasonable fees and expenses of counsel) as incurred by such Indemnified Person in connection with investigating, preparing or defending any BCMS Claim, whether or not in connection with pending or threatened litigation in which such Indemnified Person is a party. The Company will not, however, be responsible for any BCMS Claim that is determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review to have resulted solely from the gross negligence or willful misconduct of any Indemnified Person seeking indemnification for such BCMS Claim. The Company further agrees that no Indemnified Person shall have any liability to the Company or any person asserting claims on behalf of or in right of the Company for or in connection with the Underwriters’ provision of the Business Combination Marketing Services, except to the extent that it shall be determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review that any losses, claims, damages, liabilities or expenses incurred by the Company resulted from the gross negligence or willful misconduct of such Indemnified Person.

1.2    BCMS Indemnification Procedure. If any action, suit or proceeding (each, a “BCMS Proceeding”) is brought against an Indemnified Person in respect of which indemnity may be sought against the Company, such Indemnified Person shall promptly notify the Company in writing of the institution of such BCMS Proceeding; provided, however, that the omission or failure to so notify the Company shall not relieve the Company from any liability which the Company may have to any Indemnified Person under this Annex A to the extent the Company is not materially prejudiced as a result thereof and in any event shall not relieve the Company from any liability which it may have otherwise than under this Annex A. Counsel to the Indemnified Persons shall be selected by the Representatives. The Company may participate at its own expense in the defense of any such action; provided, however, that counsel to the Company shall not (except with the consent of the Indemnified Person) also be counsel to the Indemnified Person. In no event shall the Company be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one BCMS Proceeding or series of related BCMS Proceedings in the same jurisdiction representing the Indemnified Persons who are parties to such BCMS Proceeding or BCMS Proceedings. The Company shall not be liable for any settlement of any BCMS Proceeding effected without its written consent but, if settled with its written consent, the Company agrees to indemnify and hold harmless the Indemnified Persons from and against any and all loss, damage, expense, liability or claim by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested the Company to reimburse the Indemnified Person for fees and expenses of counsel, then the Company agrees that it shall be liable for any settlement of any BCMS Proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by the Company of the aforesaid request, (ii) the Company shall not have fully reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement and (iii) such Indemnified Person shall have given the Company at least 30 days’ prior notice of its intention to settle. The Company shall not, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened BCMS Proceeding in respect of which such Indemnified Person is or could have been a party and indemnity could have been sought under this Annex A by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such BCMS Proceeding and does not include an admission of fault or culpability or a failure to act by or on behalf of such Indemnified Person. The Company agrees promptly to notify the Underwriters of the commencement of any BCMS Proceeding against it and against any of the Company’s directors or officers.

1.3 BCMS Contribution.    If the indemnification provided for in Section 1.1 of this Annex A is unavailable to an Indemnified Person under the applicable subsections above or insufficient to hold an Indemnified Person harmless in respect of any and all losses, damages, expenses, liabilities or claims referred to therein, then the Company shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the Underwriters’ provision of the Business Combination Marketing Services or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other hand in connection with the actions or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand shall be deemed to be in the same respective proportions as the total value paid or proposed to be paid or received by the Company or its stockholders as the case may be, pursuant to the Company’s initial Business Combination (whether or not consummated) bears to the aggregate Deferred Fee to be paid to the Underwriters. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the alleged action or omission relates to conduct by the Company or its directors, officers, affiliates, employees or other agents, on the one hand, or by the Underwriters, on the other hand. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any BCMS Proceeding. For purposes of this Section 1.3, each affiliate of an

Underwriter and each partner, director, officer, employee, member or agent of an Underwriter or its affiliate shall have the same rights to contribution as such Underwriter. Each of the Company and the Underwriters agrees that it would not be just and equitable if contribution pursuant to this Section 1.3 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 1.3. Notwithstanding the provisions of this Section 1.3, no Underwriter shall be required to contribute any amount in excess of the Deferred Fee received by such Underwriter in connection with Public Securities underwritten by it for sale to the public. The Underwriters’ obligations to contribute pursuant to this Section 1.3 are several in proportion to their respective underwriting commitments and not joint.

EXHIBIT A

Form of Target Business Letter

GigCapital3, Inc.

1731 Embarcadero Rd., Suite 200

Palo Alto, CA 94303

Ladies and Gentlemen:

Reference is made to the Final Prospectus of GigCapital3, Inc. (“Company”), dated         , 2020 (the “Prospectus”). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Prospectus.

We have read the Prospectus and understand that the Company has established the Trust Account, initially in an amount of at least $200,000,000, for the benefit of the Public Stockholders and that, except for the interest earned on the amounts held in the Trust Account, the Company may disburse monies from the Trust Account only: (i) to the Public Stockholders in the event of the conversion of their shares upon consummation of a Business Combination or amendment to the Company’s Amended and Restated Certificate of Incorporation relating to pre-Business Combination activity, (ii) to the Public Stockholders in connection with the Company’s liquidation in the event the Company is unable to consummate a Business Combination within the required time period, or (iii) to the Company concurrently with, or after it consummates, a Business Combination.

For and in consideration of the Company agreeing to evaluate the undersigned for purposes of consummating a Business Combination with it, the undersigned hereby agrees that it does not have any right, title, interest or claim of any kind in or to any monies in the Trust Account (each, a “Claim”) and hereby waives any Claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company and will not seek recourse against the Trust Account for any reason whatsoever.

Print Name of Target Business

Authorized Signature of Target Business

EXHIBIT B

Form of Vendor Letter

GigCapital3, Inc.

1731 Embarcadero Rd., Suite 200

Palo Alto, CA 94303

Ladies and Gentlemen:

Reference is made to the Final Prospectus of GigCapital3, Inc. (“Company”), dated         , 2020 (the “Prospectus”). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Prospectus.

We have read the Prospectus and understand that the Company has established the Trust Account, initially in an amount of at least $200,000,000, for the benefit of the Public Stockholders and that, except for the interest earned on the amounts held in the Trust Account, the Company may disburse monies from the Trust Account only: (i) to the Public Stockholders in the event of the conversion of their shares upon consummation of a Business Combination or amendment to the Company’s Amended and Restated Certificate of Incorporation relating to pre-Business Combination activity, (ii) to the Public Stockholders in connection with the Company’s liquidation in the event the Company is unable to consummate a Business Combination within the required time period, or (iii) to the Company concurrently with, or after it consummates a Business Combination.

For and in consideration of the Company agreeing to use the services of the undersigned, the undersigned hereby agrees that it does not have any right, title, interest or claim of any kind in or to any monies in the Trust Account (each, a “Claim”) and hereby waives any Claim it may have in the future as a result of, or arising out of, any services provided to the Company and will not seek recourse against the Trust Account for any reason whatsoever.

Print Name of Vendor

Authorized Signature of Vendor